Press Release Source: Paradigm Oil & Gas Inc.

Paradigm Oil and Gas Inc. Appoints New Director Tuesday October 4, 1:23 pm ET

Old Director Resigns

CALGARY, Alberta--(BUSINESS WIRE)--Oct. 4, 2005--The Board of Directors of Paradigm Oil & Gas, Inc. (OTCBB:POGI - News; "Paradigm" or "the Company"), announces the appointment of Wiktor Musial as director of the company and as President, Treasurer and Secretary. Robert Pek has resigned as Director and Officer of the Company effective September 30, 2005 as the result of other outside business commitments.

Mr. Musial brings 26 years of experience and contacts to the company. Musial is Senior Technician of Hydrocarbon and Energy with Emerson Process Management.

The company wishes Mr. Pek success in his future endeavours.

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the Company's proposed oil and gas related business. The Company's business is subject to various risks, which are discussed in the Company's filings with the Securities and Exchange Commission ("SEC"). The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov.

Paradigm Oil & Gas Inc. (OTC Bulletin Board:POGI - News)
Contact:

Paradigm Oil and Gas Inc.
Greg Werbowski
Investor Relations
1-877-685-7719
Fax: 1-604-275-6301
Website: www.paradigmoilandgas.com